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Exhibit 21

CVSL, Inc.

List of Subsidiaries

Happenings Communications Group, Inc.
The Longaberger Company
TMRCL Holding Company
TMRCL Holding LLC
Spice Jazz LLC
Your Inspiration at Home Pty Ltd
CVSL TBT LLC
Agel Enterprises Inc.
Agel Agility LLC
Agel Enterprises Mexico S de RL de CV
Importadora, Exploratada y Distribuidora ASGT Global Mexico Dde RLdeCV
Agel Enterprises (Canada) ULC
Agel Enterprises Argentina SRL
Agel International SRL
Agel Enterprises Colombia LTDA
Agel Panama LLC
Agel Enterprises (Netherlands), B.V.
Agel Enterprises Denmark ApS
Agel Italy SRL
Agel Enterprises RS LLC
Agel Enterprises Hungary Medical-Nutritional Products Distributor Limited Liability Company
Agel Enterprises Ukraine
Agel Israel LTD
Agel Enterprises Kazakhstan (LLC)
Agel Enterprises International SDN BHD
Agel Enterprises (Malaysia) SDN BHD
Agel Enterprises, PTE. LTD.
Agel Japan GK
Agel Enterprises Australia PTY., LTD.
CVSL AG
My Secret Kitchen Ltd.
Paperly, Inc.
JRJR AG
Uppercase Acquisition, Inc.
Trillium Pond AG

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  Exhibit 21
CVSL, Inc. List of Subsidiaries